UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Southwestern Energy Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[Letterhead of Southwestern Energy Company]

     April 2, 2008

Dear Southwestern Energy Stockholder:

     As a stockholder of record as of March 14, 2008, you recently received a Proxy Statement dated March 28, 2008 relating to the Annual Meeting of Stockholders of Southwestern Energy Company (the “Company”) and the Company’s 2007 Annual Report (which is not part of the proxy soliciting material). In addition, as you may know, the Company recently effected a stock split, by means of a stock dividend, on March 25, 2008. Although the stock dividend was effected prior to the mailing of the Proxy Statement, the quorum for the Annual Meeting will be based on the actual number of shares outstanding as of the close of business on March 14, 2008 without adjustment for the stock split. There were 170,976,657 shares of the Company’s common stock outstanding on that date, which results in a quorum for the meeting of 85,488,329 shares.

     At the Annual Meeting, stockholders will be voting with respect to the following matters:

(1) The election of six (6) directors to serve until the 2009 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;
(2) The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008; and
(3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     We again invite you to attend the meeting and encourage you, if you cannot attend, to vote your shares by completing and returning the proxy card or voting instruction card. As an alternative, you can also vote your shares by telephone or over the Internet. You may revoke a proxy at any time prior to its exercise by giving written notice to that effect to the Secretary of Southwestern Energy Company or by submission of a later-dated proxy or subsequent Internet or telephonic proxy. If you attend the meeting, you may revoke any proxy previously granted and vote in person.

Regards,
/s/ Trecia M. Canty
Trecia M. Canty Assistant Secretary